Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301	Julie MacMedan
THQ/Investor Relations
Telephone: 818 871-5000 Fax: 818 871-7400	818/871-5125

Liz Pieri
THQ/Media Relations
818/871-5061

THQ REPORTS FISCAL 2008 FOURTH QUARTER RESULTS

AGOURA HILLS, Calif. – May 6, 2008 - THQ Inc. (NASDAQ: THQI) today announced financial results for the fourth quarter and fiscal year ended March 31, 2008, and provided its financial outlook for the first quarter ending June 30, 2008, and fiscal year ending March 31, 2009.

For the twelve months ended March 31, 2008, THQ reported net sales of $1,030.5 million, compared with $1,026.9 million in the prior year.  On a non-GAAP basis, the company reported fiscal 2008 net sales of $1,061.0 million, which excludes the effects of deferred revenue from Frontlines™: Fuel of War™.  Fiscal 2008 marks the company’s 13th consecutive year of revenue growth.

For the fiscal year ended March 31, 2008, the company reported a net loss of $35.3 million, or $0.53 per share.  In the prior year, the company reported net income of $68.0 million, or $1.01 per diluted share.   On a non-GAAP basis, excluding stock-based compensation and the effects of deferred revenue and costs of Frontlines: Fuel of War, the company reported a fiscal 2008 net loss of $13.6 million, or $0.20 per share.  In fiscal 2007, the company reported non-GAAP net income of $84.0 million, or $1.24 per diluted share, which excluded stock-based compensation.  THQ’s GAAP and non-GAAP net (loss) income for fiscal 2008 and fiscal 2007 includes a $1.5 million and $3.1 million, respectively, gain on discontinued operations from the sale of Minick AG.

“In fiscal 2008, we did not achieve our revenue and profit targets and we are taking aggressive steps to ensure that we significantly improve execution in fiscal 2009 and beyond,” said Brian Farrell, THQ president and CEO.  “Going forward, we are focused on three key initiatives.  We are rolling out a stronger slate of products.  We have put in place and are executing against initiatives to improve our product quality and competitiveness.  We are also realigning our cost structure to generate significant

- more -

operating leverage in fiscal 2009.  We believe these initiatives will restore profitable growth and improve value for shareholders.”

For the fourth quarter of fiscal 2008, THQ reported net sales of $187.0 million, up from $172.1 million for the same period a year ago.  On a non-GAAP basis, the company reported net sales of $217.6 million, which excludes the impact of deferred revenue from Frontlines: Fuel of War on both the Xbox 360® and Windows PC platforms.

Fiscal fourth quarter net sales, which exceeded prior guidance, were led by Frontlines: Fuel of War, MX vs. ATV™ Untamed™ and WWE® SmackDown® vs. Raw® 2008.  The company stated that MX vs. ATV Untamed and WWE SmackDown vs. Raw 2008 exceeded expectations, and Frontlines: Fuel of War met expectations, during the quarter.  However, the company experienced weaker-than-expected sell through of some of its previously released titles, which resulted in greater-than-anticipated price protection and reserves, as well as increased software amortization expense during the quarter.

As a result, for the fourth quarter of fiscal 2008, the company reported a net loss of $34.5 million, or $0.52 per share.  For the same period a year ago, THQ reported net income of $6.5 million, or $0.09 per diluted share.  On a non-GAAP basis, the company reported a fiscal fourth quarter net loss of $24.8 million, or $0.37 per share, excluding stock-based compensation and the effects of deferred revenue and costs of Frontlines: Fuel of War.  For the same period a year ago, the company reported non-GAAP net income of $10.1 million, or $0.15 per diluted share, which excluded stock-based compensation.   THQ’s GAAP and non-GAAP net income for the fourth quarter of fiscal 2007 includes a $973,000 gain on discontinued operations from the sale of Minick AG.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“We believe our stronger fiscal 2009 product line-up is positioned to take advantage of the expanding demographic on the growing installed base of new gaming systems,” said Farrell.  “Our line-up is anchored by Saints Row™ 2 and Red Faction® Guerrilla™, sequels to two of our most successful original franchises.  We have a strong slate of new original titles developed specifically for the Nintendo Wii platform.  We are introducing two new promising original brands, de Blob™ and Darksiders™.  And, we plan to launch new games based on our proven annual franchises: WWE SmackDown vs. Raw 2009, Disney•Pixar’s Wall-E and a portfolio of Nickelodeon titles.”

Farrell continued, “As part of our strategy of managing some of the biggest brands in entertainment in the video game category, we are thrilled with our new relationship with DreamWorks Animation.  DreamWorks Animation is one of the most proven brands in entertainment based on their exceptional creative talent and box office success.  We’re also excited about launching our first games based on the

Ultimate Fighting Championship in spring of next year in conjunction with a prime UFC event.  And importantly, the new WWE Legends of Wrestlemania game next March is a great addition to our portfolio.”

Fiscal 2009 Guidance

THQ issued initial guidance for the first quarter ending June 30, 2008, and fiscal year ending March 31, 2009, which excludes the effects of deferred revenue and costs, stock-based compensation and restructuring costs, as follows:

•                  For the fiscal year ending March 31, 2009, THQ expects net sales in the range of approximately $1,175 million to $1,200 million and operating margins in the high single digits, resulting in earnings per diluted share in the range of approximately $0.95 to $1.05.

•                  For the fiscal first quarter ending June 30, 2008, THQ expects to report net sales in the range of approximately $115 million to $125 million and a net loss per share in the range of approximately $0.38 to $0.42.  The anticipated loss reflects a light product release schedule and the timing of expenses.

Fiscal 2008 Highlights and Recent Developments:

•                  The company recently strengthened its portfolio of licensed franchises with the addition of:

•                  a new relationship with DreamWorks Animation to publish games based on the studio’s 2010 fall animated feature film; and

•                  WWE Legends of Wrestlemania, which is scheduled for the fourth quarter of fiscal 2009.

•                  The company enhanced its offering of online and casual games with the addition of:

•                  a co-publishing agreement with Shanda Interactive Entertainment Limited to bring Company of Heroes Online to the Chinese market in fiscal 2009; and

•                  the acquisition of Elephant Entertainment.

•                  THQ unveiled an extensive line-up of new original games designed specifically for the Nintendo Wii, including de Blob, Deadly Creatures™, Big Beach Sports™ and All Star Cheer™.

•                  THQ strengthened its Studio System with the acquisition of Big Huge Games and the appointment of two new executives to help drive improved product development execution and new intellectual property creation.

Fiscal 2008 Sales Achievements:

•                  THQ shipped 6 million units of WWE SmackDown vs. Raw 2008, driving THQ’s third consecutive year as the #1 fighting publisher, with a 33% market share in the US, according to the NPD Group.

•                  Lifetime shipments of THQ’s games based on Nickelodeon and WWE each surpassed $1 billion.

•                  THQ shipped more than 1.5 million units of the #1 off-road racing game, MX vs. ATV Untamed,

bringing life-to-date franchise shipments to 6.5 million units.

•                  THQ established two new original franchises: Frontlines: Fuel of War and Drawn to Life™.

•                  THQ’s international net sales increased significantly, to 51% of total global net sales from 42% a year ago, as THQ continued to execute on its international growth strategy.

During fiscal 2008, the company repurchased $54.9 million of common stock.  The company currently has $28.6 million authorized and available for repurchase.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, THQ discloses certain non-GAAP financial measures that include deferred revenue and expenses, and exclude stock-based compensation expense and related income tax effects.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Stock-Based Compensation. When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Due to the significant online functionality of Frontlines: Fuel of War, the company recognizes revenue and costs from the sale of this title over the estimated online service period.  Although THQ will defer the recognition of a significant portion of its net revenue and costs, there will be no adverse impact to its operating cash flow.  Internally, THQ excludes the impact of the change in deferred net revenue and costs related to packaged games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of the change in deferred net revenue and costs from its operating results is important to facilitate comparisons to prior periods during which the company did not publish any titles that required deferral of revenue and costs.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal fourth quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 or 706.902.0203, conference ID 44843020 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through May 8, 2008, by dialing 800.642.1687 or 706.645.9291, conference ID 44843020.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Big Huge Games, All Star Cheer, Big Beach Sports, Darksiders, de Blob, Deadly Creatures, Drawn to Life, Frontlines: Fuel of War, MX vs. ATV Untamed, Red Faction: Guerrilla, Saints Row 2 and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending June 30, 2008, and the fiscal year ending March 31, 2009, and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Net sales	$187,024	$172,089	$1,030,467	$1,026,856

Costs and expenses:
Cost of sales – product costs	82,365	63,332	389,097	351,449
Cost of sales – software amortization and royalties	54,621	25,098	231,800	165,462
Cost of sales – license amortization and royalties	13,274	12,630	99,524	99,533
Cost of sales – venture partner expense	2,815	1,745	24,056	16,730
Product development	34,365	23,271	128,869	97,105
Selling and marketing	39,793	23,109	175,288	139,958
General and administrative	17,632	19,142	69,901	78,413
Total costs and expenses	244,865	168,327	1,118,535	948,650
Income (loss) from continuing operations	(57,841)	3,762	(88,068)	78,206
Interest and other income, net	2,096	3,751	15,433	12,822
Income (loss) from continuing operations before income taxes and minority interest	(55,745)	7,513	(72,635)	91,028
Income taxes	(21,214)	1,991	(35,785)	26,206
Income (loss) from continuing operations before minority interest	(34,531)	5,522	(36,850)	64,822
Minority interest	—	—	—	136
Income (loss) from continuing operations	(34,531)	5,522	(36,850)	64,958
Gain on sale of discontinued operations, net of tax	—	973	1,513	3,080
Net income (loss)	$(34,531)	$6,495	$(35,337)	$68,038

Earnings (loss) per share – basic:
Continuing operations	$(0.52)	$0.08	$(0.55)	$1.00
Discontinued operations	—	0.02	0.02	0.05
Earnings (loss) per share – basic	$(0.52)	$0.10	$(0.53)	$1.05
Shares used in per share calculation – basic	66,392	66,052	66,475	65,039
Earnings (loss) per share – diluted:
Continuing operations	$(0.52)	$0.08	$(0.55)	$0.96
Discontinued operations	—	0.01	0.02	0.05
Earnings (loss) per share – diluted	$(0.52)	$0.09	$(0.53)	$1.01
Shares used in per share calculation – diluted	66,392	68,746	66,475	67,593

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)

(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2008	2007	2008	2007
Net sales	$187,024	$172,089	$1,030,467	$1,026,856
Changes in deferred net revenue (b)	30,547	—	30,547	—
Non-GAAP net sales	$217,571	$172,089	$1,061,014	$1,026,856

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2008	2007	2008	2007

Income (loss) from continuing operations	$(34,531)	$5,522	$(36,850)	$64,958

Non-GAAP adjustments:
Changes in deferred net revenue (b)	30,547	—	30,547	—

Change in deferred cost of sales:
Change in deferred product costs	(7,482)	—	(7,482)	—
Change in deferred software amortization and royalties	(13,161)	—	(13,161)	—
Total change in deferred cost of sales (b)	(20,643)	—	(20,643)	—

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	1,409	1,299	6,800	2,087
Product development	1,339	1,237	4,773	4,824
Selling and marketing	571	1,035	2,654	3,521
General and administrative	1,631	2,471	8,444	11,461
Interest and other income, net	—	—	—	61
Total stock-based compensation and related costs (c)	4,950	6,042	22,671	21,954

Income tax adjustments (d)	(5,140)	(2,485)	(10,859)	(5,943)

Total non-GAAP adjustments	9,714	3,557	21,716	16,011

Non-GAAP income (loss) from continuing operations	(24,817)	9,079	(15,134)	80,969
Gain on sale of discontinued operations, net of tax	—	973	1,513	3,080
Non-GAAP net income (loss)	$(24,817)	$10,052	$(13,621)	$84,049

Non-GAAP earnings (loss) per share – diluted:
Non-GAAP continuing operations	$(0.37)	$0.13	$(0.23)	$1.20
Discontinued operations	—	0.02	0.03	0.04
Non-GAAP earnings (loss) per share – diluted	$(0.37)	$0.15	$(0.20)	$1.24

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to fiscal 2008, the Company did not defer net revenue or the related cost of sales.

(c) Stock-based compensation expense recorded under SFAS 123(R) in fiscal 2008 and fiscal 2007, and the payroll tax effects of our historical stock option grant practices investigation.

(d) Income tax associated with stock-based compensation expense and deferred revenue and related costs, as well as the payroll tax effects of our historical stock option grant practices investigation.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	March 31,	March 31,
	2008	2007

ASSETS
Cash, cash equivalents and short-term investments	$317,504	$457,958
Accounts receivable, net of allowances	112,843	67,586
Inventory	38,240	27,381
Licenses	47,182	41,406
Software development	155,821	130,512
Income taxes receivable	—	18,525
Prepaid expenses and other current assets	24,487	16,238
Total current assets	696,077	759,606
Property and equipment, net	50,465	45,095
Licenses, net of current portion	39,597	49,661
Software development, net of current portion	25,369	33,766
Income taxes receivable, net of current portion	7,098	2,163
Deferred income taxes	55,115	15,812
Goodwill	122,385	88,688
Long-term marketable securities	52,599	—
Other long-term assets, net	20,002	18,750
TOTAL ASSETS	$1,068,707	$1,013,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$61,700	$28,225
Accrued and other current liabilities	202,102	143,418
Income tax payable	8,634	—
Deferred income taxes	16,783	25,647
Total current liabilities	289,219	197,290
Other long-term liabilities	38,717	47,294
Total liabilities	327,936	244,584
Total stockholders’ equity	740,771	768,957
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,068,707	$1,013,541

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Platform Revenue Mix
Consoles
Microsoft Xbox 360	6.3%	6.5%	12.6%	13.1%
Microsoft Xbox	0.1	1.1	0.2	2.7
Nintendo Wii	12.4	3.5	8.9	2.9
Nintendo Game Cube	0.2	2.0	0.7	5.1
Sony PlayStation 3	6.6	—	8.3	—
Sony PlayStation 2	18.1	21.9	24.5	29.7
	43.7	35.0	55.2	53.5

Handheld
Nintendo Dual Screen	29.2	14.9	22.0	11.1
Nintendo Game Boy Advance	2.3	10.6	3.6	11.7
Sony PlayStation Portable	8.6	5.6	8.2	6.4
Wireless	2.8	2.5	1.9	2.6
	42.9	33.6	35.7	31.8

PC	13.4	30.6	9.1	14.6
Other	—	0.8	0.0	0.1
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	43.3%	52.5%	48.8%	58.4%
Foreign	56.7	47.5	51.2	41.6
	100.0%	100.0%	100.0%	100.0%